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                                                                   EXHIBIT d(2)


                         INVESTMENT ADVISORY AGREEMENT
                                   (Form II)


This AGREEMENT made this 1st day of May, 1992, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as the "ADVISER," and AMERICAN GENERAL SERIES PORTFOLIO COMPANY, hereinafter referred to as the "FUND."

         The ADVISER and the FUND recognize the following:

                  (a) The ADVISER is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940.

                  (b) The FUND is an investment company organized under the general corporation laws of Maryland as a series type investment company issuing separate classes (or series) of stock and is registered as an open-end, management investment company under the Investment Company Act of 1940. That Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

                  (c) The FUND currently consists of ten portfolios ("Funds"):
         MidCap Index Portfolio, Timed Opportunity Portfolio, Money Market Portfolio, Capital Conservation Portfolio, Government Securities Portfolio, Stock Index Portfolio, International Equities Portfolio, Social Awareness Portfolio, International Government Bond Portfolio and Small Cap Index Portfolio. In accordance with the FUND's Articles of Incorporation and Bylaws, new Funds may be added to the FUND upon approval of the FUND's Board of Directors without approval of the FUND's shareholders. This Agreement will apply only to the Stock Index Portfolio and the MidCap Index Portfolio and any other Fund as may be added or deleted by amendment to the attached Schedule A ("Covered Funds").

                  (d) The FUND currently sells its shares to separate accounts established by the ADVISER and its affiliates to fund certain variable annuity contracts and to employee thrift plans maintained by the ADVISER and/or its affiliates.

         The ADVISER and the FUND AGREE AS FOLLOWS:


1.       SERVICES RENDERED AND EXPENSES PAID BY ADVISER

         The ADVISER, subject to the control, direction, and supervision of the FUND's Board of Directors and in conformity with applicable laws, the FUND's Articles of Incorporation, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions shall:

                  (a) manage the investment and reinvestment of the assets of the Covered Funds including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

                  (b) maintain a trading desk and place all orders for the purchase and sale of portfolio investments for each Covered Fund's account with brokers or dealers selected by the ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers selected by the ADVISER, subject to the ADVISER's control, direction, and supervision.




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                  (c) conduct and manage the day to day operations of each
         Covered Fund including, for example, the preparation of registration statements, prospectuses, reports, proxy solicitation materials and amendments thereto, and the furnishing of legal services (except those services provided by outside counsel to the FUND selected by the Board of Directors).

                  (d) furnish to the Covered Funds office space, facilities, equipment and personnel adequate to provide the services described above and pay the compensation to the FUND's directors and officers who are interested persons of the ADVISER.

         In performing the services described in paragraph (b) above, the ADVISER shall use its best efforts to obtain for the Covered Funds the most favorable overall price and execution. The ADVISER shall also use its best efforts to obtain for the Covered Funds any tender and exchange offer solicitation fees, other fees, and similar payments available in connection with the portfolio transactions of the Covered Funds. Subject to prior authorization by the FUND's Board of Directors of appropriate policies and procedures, the ADVISER may cause the Covered Funds to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and\or research services, including statistical data, to the ADVISER. The ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

         The ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to the FUND's Board of Directors regarding the performance of services under this Agreement.

         Except as otherwise agreed, or as otherwise provided herein, the ADVISER shall bear the expense of discharging its responsibilities hereunder and the FUND shall pay, or arrange for others to pay, all its expenses other than those which part 2 of this Agreement expressly states are payable to the ADVISER. Expenses payable by the FUND include, but are not limited to, (i) interest and taxes; (ii) broker's commissions and other expenses of purchasing and selling portfolio investments; (iii) compensation of directors and officers other than those persons who are interested persons of the ADVISER; (iv) fees of outside counsel to and of independent auditors of the FUND selected by the Board of Directors; (v) fees for accounting services; (vi) custodial, registration, and transfer agency fees; (vii) expenses related to the repurchase or redemption of its shares including expenses related to a program of periodic repurchases or redemptions; (viii) expenses of issuing its shares against payment therefor by, or on behalf of, the subscribers thereto; (ix) fees and related expenses of registering and qualifying the FUND and its shares for distribution under state and federal securities laws; (x) expenses of printing and mailing to existing shareholders of registration statements, prospectuses, reports, notices and proxy solicitation materials of the FUND;
(xi) all other expenses incidental to holding meetings of the FUND's shareholders including proxy solicitations therefor; (xii) expenses for servicing shareholder accounts; (xiii) insurance premiums for fidelity coverage and errors and omissions insurance; (xiv) dues for the FUND's membership in trade associations approved by the Board of Directors; (xv) such non-recurring expenses as may arise, including those associated with actions, suits, or proceedings to which the FUND is a party and the legal obligation which the FUND may have to indemnify its officers, directors and employees with respect thereto. The FUND shall allocate the foregoing expenses among the Covered Funds and, to the extent that any of the foregoing expenses are allocated between the Covered Funds and any other Funds or entities, such allocations shall be made pursuant to methods approved by the Board of Directors.

2.       COMPENSATION OF ADVISER

         The FUND shall pay to the ADVISER, as compensation for the services rendered, facilities furnished and expenses paid by the ADVISER, a monthly fee based on each Covered Fund's average monthly net asset

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value computed for each Covered Fund as provided for in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of the FUND. Any change in Schedule A pertaining to any existing or new Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

         The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the FUND's Articles of Incorporation, for each business day during a given calendar month. The FUND shall pay this fee for each calendar month as soon as practicable after the end of that month.

         The ADVISER shall promptly reduce its monthly fee by the amount of any commissions, tender and exchange offer solicitation fees, other fees, or similar payments received by the ADVISER, or any affiliated person of the ADVISER, in connection with any Covered Fund's portfolio transactions, less the amount of any direct expenses incurred by the ADVISER, or any affiliated person of the ADVISER, in obtaining such commissions, fees, or payments.

         If the ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

3.       SCOPE OF ADVISER'S DUTIES

         The ADVISER, and any person controlling, controlled by or under common control with the ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the ADVISER renders to the Covered Funds.

         Except as otherwise required by the Investment Company Act of 1940, any of the shareholders, directors, officers and employees of the FUND may be a shareholder, director, officer or employee of, or be otherwise interested in, the ADVISER, and in any person controlling, controlled by or under common control with the ADVISER; and the ADVISER, and any person controlling, controlled by or under common control with the ADVISER, may have an interest in the FUND.

         The ADVISER shall not be liable to the FUND, or to any shareholder in the FUND, for any act or omission in rendering services under this Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, so long as there has been no willful misfeasance, bad faith, negligence, or reckless disregard of obligations or duties on the part of the ADVISER.

         ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided that any such person who serves or acts as an investment adviser separate from ADVISER will do so pursuant to a sub-advisory agreement as provided in the following paragraph. The compensation of any such persons will be paid by ADVISER, and no obligation will be incurred by, or on behalf of, the FUND with respect to them.

         Notwithstanding any other provision of this Agreement, the FUND hereby authorizes the ADVISER to employ an investment sub-adviser for any one or more of the Covered Funds for the purpose of providing investment management services with respect to such Covered Funds, provided that (a) the compensation to be paid to such investment sub-adviser shall be the sole responsibility of the ADVISER, (b) the duties and responsibilities of the investment sub-adviser shall be as set forth in a sub-advisory agreement including the ADVISER and the investment sub-adviser as parties, (c) such sub-advisory agreement shall be adopted and approved in conformity with applicable laws and regulations, and
(d) such sub-advisory agreement may be terminated at any time, on not more than 60 days' written notice, by the ADVISER on notice to the sub-

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adviser and the FUND, by the sub-adviser on notice to the ADVISER and the FUND, and by the FUND's Board of Directors or by a majority vote of the Covered
Fund's outstanding voting securities on notice to the sub-adviser and the ADVISER.

4.       DURATION OF AGREEMENT

         This Agreement shall become effective as to the Stock Index Portfolio and MidCap Index Portfolio on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. It shall continue in force thereafter, but with respect to any Covered Fund, only so long as such continuance is approved at least annually by the vote of a majority of the FUND's directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the FUND's Board of Directors or a majority of that Fund's outstanding voting securities.

         This Agreement shall automatically terminate in the event of its assignment. The Agreement may be terminated as to any Covered Fund at any time by the FUND's Board of Directors, by vote of a majority of that Fund's outstanding voting securities, or by the ADVISER, on not more than 60 days' nor less than 30 days' written notice, or upon such shorter notice as may be mutually agreed upon. Such termination shall be without the payment of any penalty.

5.       APPLICABILITY OF FEDERAL SECURITIES LAWS

         This Agreement shall be interpreted in accordance with applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to the ADVISER or the FUND by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.


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The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                       AMERICAN GENERAL SERIES PORTFOLIO
                                                   COMPANY



                                       By: /s/ STEPHEN D. BICKEL
                                          -------------------------------------
                                          Name:  Stephen D. Bickel
                                          Title: Chairman and President
ATTEST:


 /s/ CYNTHIA TOLES
-------------------------------
Secretary
                                              THE VARIABLE ANNUITY LIFE
                                                  INSURANCE COMPANY



                                       By: /s/ JOE C. OSBORNE
                                          -------------------------------------
                                          Name:  Joe C. Osborne
                                          Title: Sr. Vice President - Marketing
ATTEST:



 /s/ CYNTHIA TOLES
-------------------------------
Secretary



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



                                   SCHEDULE A
                   to Investment Advisory Agreement (Form II)
                            (Effective May 2, 1994)


Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

  **MidCap Index Fund...............  .35% on the first $500 million;
                                      .25% on assets over $500 million
                                      Of this fee, VALIC pays Bankers Trust a
                                      portion and retains the remainder as
                                      follows:

                                                                                       Sub-adviser   Retained
                                                                          Annual Fee           Fee   by VALIC
                                                                          ----------           ---   --------
                                        On the first $300 million               0.35%        0.03%      0.32%
                                        On the next $200 million                0.35%        0.02%      0.33%
                                        On the excesses over $500 million       0.25%        0.02%      0.23%


  **Stock Index Fund................  .35% on the first $500 million;
                                      .25% on assets over $500 million
                                      Of this fee, VALIC pays Bankers Trust a
                                      portion and retains the remainder as
                                      follows:

                                                                                       Sub-adviser   Retained
                                                                          Annual Fee           Fee   by VALIC
                                                                          ----------           ---   --------
                                        On the first $500 million               0.35%        0.02%      0.33%
                                        On the next $1.5 billion                0.25%        0.02%      0.23%
                                        On the excess over $2 billion           0.25%        0.01%      0.24%

  **Small Cap Index Fund............  .35% on the first $500 million;
                                      .25% on assets over $500 million
                                      Of this fee, VALIC pays Bankers Trust a
                                      portion and retains the remainder as
                                      follows:

                                                                                       Sub-adviser   Retained
                                                                          Annual Fee           Fee   by VALIC
                                                                          ----------           ---   --------
                                        On the first $150 million               0.35%        0.03%      0.32%
                                        On the next $350 million                0.35%        0.02%      0.33%
                                        On the excess over $500 million         0.25%        0.02%      0.23%

  **Science & Technology Fund.......  .90%
                                      Of this fee, VALIC pays T. Rowe Price a
                                      portion and retains the remainder as
                                      follows:

                                                                                       Sub-adviser   Retained
                                                                          Annual Fee           Fee   by VALIC
                                                                          ----------           ---   --------
                                        On the first $500 million               0.90%        0.60%      0.30%
                                        On the excess over $500 million         0.90%        0.55%      0.35%

   *Growth and Income Fund..........  .75% (VALIC retains all of this fee)

   ***Growth Fund...................  .80%
                                      Of this fee, VALIC pays Wellington
                                      Management Company a portion and
                                      retains the remainder as follows:

                                                                                       Sub-adviser    Retained
                                                                          Annual Fee           Fee    by VALIC
                                                                          ----------           ---    --------
                                        On the first $50 million               0.80%        0.325%      0.475%
                                        On the next $450 million               0.80%        0.250%      0.550%
                                        On the next $1 billion                 0.80%        0.200%      0.600%
                                        Over $1.5 billion                      0.80%        0.180%      0.620%

* This fee was shared with Value Line, Inc. prior to their termination as Sub-adviser effective February 20, 1999.
** The fee paid by VALIC to Bankers Trust or T. Rowe Price was amended effective
   February 2, 1998.
***Effective September 1, 1999, Wellington Management Company was appointed as
   Sub-adviser to the Growth Fund.

                               FORM OF SCHEDULE A
                   to Investment Advisory Agreement (Form II)
                            (Effective May 2, 1994)

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

   ****MidCap Index Fund............  .35% on the first $500 million;
                                      .25% on assets over $500 million
                                      (VALIC retains all of this fee)

   ****Stock Index Fund.............  .35% on the first $500 million;
                                      .25% on assets over $500 million
                                      (VALIC retains all of this fee)

   ****Small Cap Index Fund.........  .35% on the first $500 million;
                                      .25% on assets over $500 million
                                      (VALIC retains all of this fee)

   **Science & Technology Fund......  .90%
                                      Of this fee, VALIC pays T. Rowe Price a
                                      portion and retains the remainder as
                                      follows:

                                                                                       Sub-adviser   Retained
                                                                          Annual Fee           Fee   by VALIC
                                                                          ----------           ---   --------
                                        On the first $500 million               0.90%        0.60%      0.30%
                                        On the excess over $500 million         0.90%        0.55%      0.35%

   *Growth and Income Fund..........  .75% (VALIC retains all of this fee)

   ***Growth Fund...................  .80%
                                      Of this fee, VALIC pays Wellington
                                      Management Company a portion and
                                      retains the remainder as follows:

                                                                                       Sub-adviser    Retained
                                                                          Annual Fee           Fee    by VALIC
                                                                          ----------           ---    --------
                                        On the first $50 million               0.80%        0.325%      0.475%
                                        On the next $450 million               0.80%        0.250%      0.550%
                                        On the next $1 billion                 0.80%        0.200%      0.600%
                                        Over $1.5 billion                      0.80%        0.180%      0.620%

* This fee was shared with Value Line, Inc. prior to their termination as Sub-adviser effective February 20, 1999.
**  The fee paid by VALIC to T. Rowe Price was amended effective February 2,
    1998.
*** Effective September 1, 1999, Wellington Management Company was appointed as
    Sub-adviser to the Growth Fund.
****This fee was shared with Bankers Trust prior to their termination as subadviser effective October 1, 1999.